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                                                                      EXHIBIT 16

                    [PrcewaterhouseCoopers LLP letterhead]


February 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by AXENT Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, (1) as part of the Company's Form 8-K report dated February 28, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP